EXHIBIT 10.76

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT is made and entered into as of the 31st day of October, 2000, by and between SEVEN GABLES PARTNERSHIP, L.P., a Georgia limited partnership (the “Pledgor”), and PTEK HOLDINGS, INC., Georgia corporation (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Pledgor has purchased from the Secured Party 1,440,000 shares of the $.01 par value common stock (the “Shares”) of Secured Party; and

WHEREAS, Boland T. Jones (“Jones”), a member of Seven Gables Management Company, LLC, which is the General Partner of Pledgor, in connection with such purchase, has delivered a Promissory Note of even date herewith (the “Note”) to the Secured Party in the principal amount of Two Million Five Hundred Thirty-Three Thousand Four Hundred Sixty-Five and 22/100 Dollars ($2,533,465.22); and

WHEREAS, to secure the payment of all obligations of the Pledgor under the Note and this Agreement, the Pledgor has agreed to pledge to the Secured Party, and to grant the Secured Party a security interest in, all of the Shares;

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants contained herein, the parties hereto agree as follows:

1. Security Interest. The Pledgor hereby unconditionally grants and assigns to the Secured Party, its successors and assigns, a continuing security interest in and security title to the Shares. The Pledgor has delivered to and deposited with the Secured Party certificates representing the Shares and stock powers endorsed in blank, as security for payment of (i) all obligations of Jones to the Secured Party under the Note, and any extension, renewal, amendment or modification thereof, (ii) all obligations of Jones to the Secured Party under all Tax Notes (as defined in that certain Amended and Restated Executive Employment and Incentive Option Agreement by and between Jones and the Secured Party dated November 6, 1995); and (iii) all obligations of the Pledgor to the Secured Party hereunder (collectively the “Secured Obligations”). Beneficial ownership of the Shares, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the occurrence of a Default pursuant to Section 3 hereof.

2. Representation and Warranty. The Pledgor hereby represents and warrants to the Secured party that except for the security interest created hereby, the Pledgor owns the Shares free and clear of all liens, claims and encumbrances, and has the unencumbered right to pledge the Shares.

3. Default. Upon the occurrence of an Event of Default under the Note, or if the Pledgor shall fail to perform or observe any provision of this Agreement and such failure shall continue for thirty (30) days after notice is given by the Secured Party to the Pledgor of such failure (any of such occurrences being hereinafter referred to as a “Default”), the Secured Party shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(a) to receive all amounts payable in respect of the Shares otherwise payable to the Pledgor, and to exercise all of the rights, powers and remedies of the Pledgor with respect to such payments;

(b) to transfer all or any part of the Shares into the Secured Party’s name or the name of its nominee or nominees;

(c) to vote all or any part of the Shares (whether or not transferred into the name of the Secured Party) and give all consents, waivers and ratifications in respect of the Shares and otherwise act with respect thereto as though it were the outright owner thereof;

(d) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Shares in one or more blocks, or any interest therein, at any public or private sale at any exchange or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof (all of which are hereby expressly and irrevocably waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Secured Party in its sole discretion may determine; the Pledgor agrees that to the extent that notice of sale shall be required by law that at least five (5) business days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; the Secured Party shall not be obligated to make any sale of the Shares regardless of notice of sale having been given; the Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned; the Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Shares, whether before or after sale hereunder, and all rights, if any, of marshalling the Shares; at any such sale, unless prohibited by applicable law, the Secured Party may bid for and purchase all or any part of the Shares so sold free from any such right or equity of redemption; and the Secured Party shall not be liable for failure to collect or realize upon any or all of the Shares or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(e) generally, to take all such other action as the Secured Party in its sole discretion may determined as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 3 and which the Secured Party may or can be do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

4. Application of Proceeds. The proceeds of the public or private sale or other disposition of the Shares shall be applied (a) to the costs incurred in connection with the sale; (b) to any unpaid interest which may have accrued on the Secured Obligations; (c) to any unpaid principal of the Secured Obligations; and (d) to damages incurred by the Secured Party by reason of any breach secured against hereby, in such order as the Secured Party may determine, and any remaining proceeds shall be paid over to the Pledgor or others as provided by law.

5. Nonrecourse Pledge. The Secured Party agrees that this Agreement evidences an hypothecation arrangement whereby the sole recourse and remedy the Secured Party has against the Pledgor with respect to the Secured Obligations is the foreclosure upon the Shares hereunder. The Pledgor is not a guarantor or surety of, or otherwise directly liable for the payment of, the Secured Obligations, and the Secured Party shall have no other recourse against the Pledgor except the Shares; the Pledgor shall not be liable whatsoever to the Secured Party for any deficiency in the payment of the Secured Obligations that may be remaining after the application of the proceeds of any foreclosure, sale or other disposition of the Shares.

6. Additional Rights of Secured Party. In addition to its rights and privileges under this Agreement, the Secured Party shall have all the rights, powers and privileges of a secured party under the Georgia Uniform Commercial Code.

7. Return of Shares to Pledgor.

(a) Upon payment in full of all the Secured Obligations, this Agreement shall terminate and the Secured Party shall return to the Pledgor all of the then remaining Shares.

(b) Within (10) days after the Secured Party’s receipt of a written request from the Pledgor, the Secured Party shall deliver to the Pledgor a written release of its security interest in up to the number of Shares representing the equivalent value of the principal reduction of the Note to the date of such request, based on the market value of the Shares being released. The request shall state the number of Shares to be released, and the release shall be in the form attached hereto as Annex 1. Within the aforesaid 10-day period, the Secured Party also shall tender to the Secured Party the certificate(s) representing the pledged Shares to be released, along with written instructions to the Secured Party to cancel such certificate(s) and issue a new certificate(s) to the Secured Party representing the remaining Shares subject to this Agreement and a new certificate(s) to the Pledgor representing the Shares released.

8. Voting Rights.

(a) For so long as any of the Secured Obligations remain unpaid, after a Default, (i) the Secured Party may exercise all voting rights, and all other ownership or consensual rights of the Shares, but under no circumstances is the Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) the Pledgor hereby appoints the Secured Party the

Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Shares in any manner the Secured Party seems advisable for or against all matters submitted or which nay be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as the Pledgor shall have the right to vote the Shares, the Pledgor covenants and agrees that it will not, without the prior written consent of the Secured Party, vote or take any consensual action with respect to the Shares which would constitute a default under this Agreement.

9. Assignment. The Pledgor shall not transfer, assign or otherwise dispose of its beneficial interest in any of the Shares without the prior written consent of the Secured Party.

10. Notices. Any notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, when mailed postage prepaid by registered or certified mail with return receipt requested, or when delivered by overnight delivery service to the recipient at the address set forth below, or to such other address as to which the other party has been subsequently notified in writing by such recipient.

Pledgor:	Secured Party:

Seven Gables Partnership, L.P.	PTEK Holdings, Inc.
229 The Prado	3399 Peachtree Road
Atlanta, GA 30309	The Lenox Building, Suite 600
Atlanta, GA 30326
Attention: Chief Legal Officer

11. Applicable Law; Binding Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the Pledgor and the Secured Party with respect to the matters addressed herein and may not be modified except by a writing executed by the Secured Party and Pledgor. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

12. Severability. If any Section or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such Section or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PLEDGOR:

SEVEN GABLES PARTNERSHIP, L.P.

By:	Seven Gables Management Company, LLC General Partner

By:	/s/ Boland T. Jones

Boland T. Jones Member

SECURED PARTY:

PTEK HOLDINGS, INC.

By:	/s/ Patrick G. Jones

Patrick G. Jones Executive Vice President

[Date]

Seven Gables Partnership, L.P.

Dear                                              :

The undersigned acknowledges receipt of principal payments totaling $                     pursuant to that certain Promissory Note dated , in the original principal amount of $             , payable by Boland T. Jones to the undersigned, and the undersigned hereby releases                      shares of no par value common stock of the undersigned from the security interest granted to the undersigned in accordance with the terms and conditions of that certain Stock Pledge Agreement dated                     , by and between you and the undersigned.

Sincerely, PTEK HOLDINGS, INC.

By:

Title: